UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T 206.282.7100    F 206.272.4010

May 14, 2003

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (“CTI”) Annual Meeting of Shareholders, to be held at 10:30 a.m. on Friday, June 20, 2003, at CTI’s headquarters located at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Immediately following the meeting, we will report on the operations of CTI and respond to any questions you may have.

A copy of the 2002 Annual Report to Shareholders is also enclosed.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in CTI.

Sincerely,

James A. Bianco, M.D.

President & Chief Executive Officer

Shareholder

Cell Therapeutics, Inc. 501 Elliott Avenue West Suite 400, Seattle, WA 98119

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Friday, June 20, 2003

To Our Shareholders:

The Annual Meeting of Shareholders of Cell Therapeutics, Inc. (“CTI”) will be held at 10:30 a.m. on Friday, June 20, 2003, at CTI’s headquarters located at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, for the following purposes:

(1)	To elect three Class III directors, each to serve until the 2006 Annual Meeting and to elect one Class I director, to serve until the 2004 Annual Meeting;

(2)	To approve our 2003 Equity Incentive Plan;

(3)	To approve an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 150,000 shares;

(4)	To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003; and

(5)	To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on May 7, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Michael J. Kennedy

Secretary

Seattle, Washington

May 14, 2003

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Cell Therapeutics, Inc. for use at our Annual Meeting of Shareholders, to be held at 10:30 a.m. on Friday, June 20, 2003, at CTI’s headquarters located at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and at any adjournment or postponement thereof.

Only shareholders of record on our books at the close of business on May 7, 2003, which we will refer to as the record date, will be entitled to notice of, and to vote at, the Annual Meeting.

At the Annual Meeting, shareholders will be asked to: (1) elect three Class III directors, each to serve until the 2006 Annual Meeting and to elect one Class I director, to serve until the 2004 Annual Meeting, (2) approve our 2003 Equity Incentive Plan, (3) approve an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 150,000 shares, and (4) ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

This proxy statement is dated May 14, 2003 and it was first mailed to shareholders on or about May 14, 2003.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile or in person. These individuals will not receive any additional compensation for these services. The Company has retained the services of Strategic Stock Surveillance, LLC to aid in the solicitation of proxies for the Annual Meeting of Shareholders at an estimated cost of approximately $9,000.

Voting Rights and Outstanding Shares

Each share of our common stock, without par value, outstanding on the record date is entitled to one vote per share at the Annual Meeting. We do not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding 33,137,024 shares of common stock. The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of voting stock is required to constitute a quorum for the transaction of all business at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal). Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the shareholders for the purpose of determining the presence of a quorum. If a quorum exists at the Annual Meeting, for the election of directors, those nominees who receive the greatest number of votes cast for the election of directors will be elected directors. For the remaining proposed actions, if a quorum exists, each such action will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. Consequently, abstentions and broker non-votes will have no impact on the election of directors or any of the remaining proposals set forth in the Notice of Annual Meeting of Shareholders.

All shares of common stock represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of voting stock represented by such proxy will be voted “FOR” the board’s nominees for director, and “FOR” the approval of our 2003 Equity Incentive Plan, the amendment of our 1996 Employee Stock Purchase Plan to increase the number of shares issuable thereunder by 150,000 shares, ratification of Ernst & Young LLP as our independent auditors for the year ended December 31, 2003, and in accordance with the proxy-holder’s best judgment as to any other matters raised at the Annual Meeting.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Michael J. Kennedy, at our principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of common stock, as of March 31, 2003, by (1) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of our directors and nominees for director, (3) each of our executive officers named in the Summary Compensation Table herein, and (4) all directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Shares Subject to Options	Percentage Ownership (2)
Lindsay A. Rosenwald, M.D. and The Aries Master Funds (3)	3,160,921	—	9.5%
c/o Paramount Capital Asset Management, Inc. 787 Seventh Avenue, 48th Floor New York, NY 10019

Essex Woodlands Health Ventures Fund IV, L.P. (4)	2,033,997	—	6.1%
15001 Walden Road, Suite 101 Montgomery, TX 77356

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Shares Subject to Options	Percentage Ownership (2)
Wells Fargo & Company (5)	1,949,980	—	5.9%
420 Montgomery Street San Francisco, CA 94104

James A. Bianco, M.D.**	1,039,540	708,896	3.1%

Louis A. Bianco	273,775	206,154	*

Jack L. Bowman**	32,383	32,383	*

John M. Fluke, Jr.**	20,000	15,000	*

Vartan Gregorian, Ph.D.**	25,000	20,000	*

Edward F. Kenney	251,681	236,307	*

Max E. Link, Ph.D.**	48,572	10,000	*

Michael B. Mumford (resigned in April 2003)	38,715	33,715	*

Mary O. Mundinger, DrPH**	26,650	25,000	*

Phillip M. Nudelman, Ph.D.**	69,811	41,811	*

Carolyn M. Paradise (resigned in October 2002)	—	—	*

Jack W. Singer, M.D.**	446,903	203,863	1.3%

Martin P. Sutter** (4).	2,068,322	15,000	6.2%

All directors and executive officers as a group (14 persons)	4,384,165	1,589,442	12.6%

*	Less than 1%
**	Denotes director of CTI
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors, Schedules 13D and 13G and Forms 3 filed with the SEC. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2003, are deemed outstanding for computing the percentage of the person holding the option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(3)	The ownership information set forth in this table is based on information contained in a joint statement on Schedule 13G/A, dated February 14, 2003 filed with the SEC by Paramount Capital Asset Management, Inc., Aries Domestic Fund, L.P., Aries Master Fund II and Lindsay A. Rosenwald, M.D. with respect to ownership of shares of common stock. The filing indicated that, as of December 31, 2002, Paramount Capital Asset Management, Inc. has shared voting and dispositive power with respect to 1,546,411 shares; Aries Master Fund II, has shared voting and dispositive power with respect to 843,394 shares; Aries Domestic Fund L.P., has shared voting and dispositive power with respect to 583,645 shares; Aries Domestic Fund II, L.P. has shared voting and dispositive power with respect to 119,372 shares; and Lindsay A. Rosenwald, M.D., a citizen of the United States, has sole voting and dispositive power with respect to 1,579,510 shares, shared voting and dispositive power with respect to 1,546,411 shares and warrants to purchase 35,000 shares of common stock received in connection with private placements of stock. Paramount Capital Asset Management, Inc. is the general partner of each of the Aries Domestic Funds and the investment manager of Aries Master Fund II. Dr. Rosenwald is the chairman and sole shareholder of Paramount Capital Asset Management and disclaims beneficial ownership of the securities owned by Paramount Capital Asset Management except to the extent of his pecuniary interest therein.
(4)	The ownership information set forth in the table is based on information contained in a Form 3, dated November 14, 2002, filed with the SEC by Martin P. Sutter with respect to ownership of shares of common stock. The filing indicated that, as of November 13, 2002, Martin P. Sutter has beneficial ownership of 2,068,322 shares, of which 2,033,997 is owned by Essex Woodlands Health Ventures Fund, IV. L.P. Mr. Sutter disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Mr. Sutter is the managing director of Essex Woodlands Health Ventures Fund IV, L.P.
(5)	The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 13, 2003, filed with the SEC by Wells Fargo & Company with respect to ownership of shares of common stock. The filing indicated that, as of December 31, 2002, Wells Fargo & Company has sole power to vote 1,901,255 shares and dispose of 1,894,280 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated articles of incorporation and our bylaws provide for the board of directors to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected and qualified. As a result, approximately one-third of the total number of directors are elected every year at the annual meeting of shareholders. Under our bylaws, the number of directors constituting the entire board of directors may be decreased or increased by majority action of either the board of directors or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the board of directors, our bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for re-election until the later of the term elected or until his or her successor is elected and qualified.

The board of directors has fixed the number of directors at nine. Currently, there are nine members of the board of directors. The current terms of office of the Class III directors, Dr. Jack W. Singer, Dr. Mary O. Mundinger and Mr. Martin P. Sutter, expire at the 2003 Annual Meeting. The current terms of office of the Class I directors, Dr. Phillip M. Nudelman and Mr. Jack L. Bowman, expire at the 2004 Annual Meeting. If he is re-elected, Mr. John M. Fluke’s term of office as a Class I director would also expire at the 2004 Annual Meeting. The current terms of office of the Class II directors, Dr. Max E. Link, Dr. James A. Bianco and Dr. Vartan Gregorian expire at the 2005 Annual Meeting.

Dr. Singer, Dr. Mundinger and Mr. Sutter have been nominated by the board for election at the Annual Meeting as Class III directors for three-year terms expiring at the 2006 Annual Meeting. Mr. Fluke was appointed by the board of directors to fill a vacancy as a Class I director on November 12, 2002, and as a result, unless Mr. Fluke is re-elected at the Annual Meeting, his term as a director will end as of the Annual Meeting. If Mr. Fluke is re-elected at the Annual Meeting, his term will expire at the 2004 Annual Meeting. Mr. Sutter was appointed to the board of directors pursuant to a contractual arrangement with Essex Woodlands Health Ventures Fund IV, L.P. (“Essex”), which entitles Essex to designate a member of the board of directors until such time as it holds less than 5% of the Company’s outstanding voting securities.

If elected, each nominee will hold office until the later of expiration of his or her term or until his or her successor is elected and qualified. It is intended that the accompanying proxy will be voted for the election as directors of Dr. Singer, Dr. Mundinger, Mr. Sutter and ratification of the appointment by the board of directors of Mr. Fluke unless the proxy contains contrary instructions. Each nominee has agreed to serve if elected, and we have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised us that they will vote for the election of the substitute nominee or nominees designated by the board of directors.

The candidates elected will be those receiving the four largest number of votes cast by the shares of voting stock entitled to vote in the election. Abstentions and broker non-votes will not be counted in the election of directors.

Set forth below is biographical information for each nominee for director and each person whose term of office as a director will continue after the Annual Meeting:

Name	Age as of April 15, 2003	Director Since	Class
James A. Bianco, M.D.	46	1991	II
Jack L. Bowman(2)(3)(4)	70	1995	I
John M. Fluke, Jr.(2)	60	2002	I
Vartan Gregorian, Ph.D.	69	2001	II
Max E. Link, Ph.D.(1)(3)	62	1995	II
Mary O. Mundinger, DrPH(2)(4)	65	1997	III
Phillip M. Nudelman, Ph.D.(3)(4)	67	1994	I
Jack W. Singer, M.D.	60	1991	III
Martin P. Sutter.	48	2002	III

(1)	Chairman of the board of directors.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.
(4)	Member of the nominating and governance committee.

Nomination for Election for a Three-Year Term Expiring at the 2003 Annual Meeting—Class III Directors

Dr. Mundinger has been one of our directors since April 1997. Since 1986, she has been a dean and professor at the Columbia University School of Nursing, and an associate dean on the faculty of medicine at Columbia University. Dr. Mundinger currently serves on the board of directors of United Health Group, Gentiva Health Services and Welch Allyn. Dr. Mundinger received her doctorate of public health from Columbia’s School of Public Health.

Dr. Singer is one of our founders and directors and currently serves as our executive vice president, research program chairman. Dr. Singer has been one of our directors since our inception in September 1991. From April 1992 to July 1995, Dr. Singer was our executive vice president, research and development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the chief of medical oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Mr. Sutter has been one of our directors since November 2002. Since 1994, he has been the general partner and managing director of Essex Woodlands Health Ventures, LLC, and since 1988, he has been the founder and managing director of The Woodlands Venture Partners, LP. Mr. Sutter serves on the board of directors of Confluent Surgical, Elusys Therapeutics, MicroMed Technology, Rinat Neuroscience, Sontra Medical, and Zonagen, Inc. Mr. Sutter received his B.S. degree in engineering and business administration from Louisiana State University, and holds an M.B.A. in Finance from the University of Houston. He is also on the board of the Texas Business Hall of Fame and a member of the Biomedical Advisory Board of the Houston Advanced Research Center. Mr. Sutter was appointed to the board of directors pursuant to a contractual arrangement with Essex Woodlands Health Ventures Fund IV, L.P. (“Essex”), which entitles Essex to designate a member of the board of directors until such time as it holds less than 5% of the Company’s outstanding voting securities.

Nomination for Election at the 2003 Annual Meeting for a Term Continuing Until the 2004 Annual Meeting—Class I Director

Mr. Fluke has been one of our directors since November 2002. Since 1990, Mr. Fluke has been the chairman of Fluke Capital Management, L.P., a venture capital company. From 1966 to 1990, he held various positions at Fluke Corporation, most recently as chairman and chief executive. Mr. Fluke currently serves on the board of directors of PACCAR Inc., Fluke Capital Management, L.P., and American Seafoods Group, LLC.

Mr. Fluke received his B.S. degree in electrical engineering from the University of Washington and his M.S. degree in electrical engineering from Stanford University. Mr. Fluke is a member of the University of Washington’s Business School Advisory Board and also serves as a trustee of the Swedish Hospital Foundation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2004 Annual Meeting—Class I Directors

Mr. Bowman has been one of our directors since April 1995. From 1987 until January 1994, Mr. Bowman was a company group chairman at Johnson & Johnson, having primary responsibility for a group of companies in the diagnostic, blood glucose monitoring and pharmaceutical businesses. From 1980 to 1987, Mr. Bowman held various positions at American Cyanamid Company, most recently as executive vice president. Mr. Bowman was a member of the board of trustees of The Johns Hopkins University and serves on the board of directors of NeoRx Corporation, Cellegy Pharmaceuticals, Inc., Targeted Genetics Corporation, Celgene Corporation, and Reliant Pharmaceuticals.

Dr. Nudelman has been one of our directors since March 1994. Since May 2000, he has been the president and chief executive officer of The Hope Heart Institute. From 1998 to 2000, he was the chairman of the board of Kaiser/Group Health. From 1990 to 2000, Dr. Nudelman was the president and chief executive officer of Group Health Cooperative of Puget Sound, a health maintenance organization. Dr. Nudelman serves on the board of directors of SpaceLabs Medical, Inc., Personal Path Systems, and Cytran Ltd. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Directors Continuing in Office Until the 2005 Annual Meeting—Class II Directors

Dr. Bianco is our principal founder and has been our president and chief executive officer since February 1992 and one of our directors since our inception in September 1991. Prior to joining us, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center, the world’s largest bone marrow transplant center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, our executive vice president, finance and administration.

Dr. Gregorian has been one of our directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council and the American Philosophical Society. He serves on the boards of Mc-Graw Hill and Providence Journal.

Dr. Link joined the board of directors in July 1995 as its vice chairman and has served as chairman of the board of directors since January 1996. In addition, Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. Since July 2002, he has been the chief executive officer of Centerpulse Ltd., formerly Sulzer Medica, Ltd., and has served as chairman of the board since March 2001. He has also served as chief executive officer of Corange, Limited from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions within Sandoz Pharma Ltd., including chief executive officer from 1990 until April 1992, and chairman from April 1992 until May 1993. Dr. Link currently serves on the board of directors of Alexion Pharmaceuticals, Inc., Access Pharmaceuticals, CytRx Corporation, Discovery

Labs, Human Genome Sciences, Inc., Protein Design Labs, Inc., and Celsion Corporation. Dr. Link received his Ph.D. in economics from the University of St. Gallen.

Board and Committee Meetings

Our board of directors held 15 meetings during the year ended December 31, 2002. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which they served, with the exception of Drs. Link and Gregorian who were unable to attend certain meetings due to extenuating circumstances. The board of directors has three standing committees: a compensation committee, a nominating and governance committee and an audit committee.

The compensation committee has broad responsibility for assuring that our officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation and benefits that are internally equitable and externally competitive. The compensation committee also administers our 1994 Equity Incentive Plan and our 1996 Employee Stock Purchase Plan. Four meetings of the compensation committee were held during the year ended December 31, 2002. The compensation committee currently consists of three non-employee directors, Dr. Mundinger, Mr. Bowman and Mr. Fluke. Mr. Wilfred E. Jaeger, who resigned from the board effective September 1, 2002, was previously on the compensation committee.

The nominating and governance committee ensures that the board of directors is properly constituted in addition to evaluating both the board of directors and our corporate governance. Six meetings of the nominating and governance committee were held during the year ended December 31, 2002. The nominating and governance committee currently consists of Drs. Nudelman and Mundinger and Mr. Bowman, all of whom meet the independence criteria of the Nasdaq listing requirements.

The audit committee, which was established in January 1994, has responsibility for assisting the board of directors in fulfilling their responsibilities related to our corporate accounting and reporting practices and the quality and integrity of our financial reporting. The composition of the audit committee and the attributes of its members, and the responsibilities of the audit committee as reflected in its charter, are intended to be in accord with Securities and Exchange Commission rules and Nasdaq listing requirements with regard to corporate audit committees. Seven meetings of the audit committee were held during the year ended December 31, 2002. The audit committee currently consists of three non-employee directors, Drs. Link and Nudelman and Mr. Bowman, all of whom meet the independence and experience criteria of the Nasdaq listing requirements. Additionally, the board of directors has determined that Dr. Link, a member of the audit committee, qualifies as an audit committee financial expert as defined under the rules and regulations of the SEC. Dr. Link is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. Mr. Jaeger, who resigned from the board effective September 1, 2002, was previously on the audit committee.

Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the board. Non-employee directors are paid $2,000 per meeting of the board, up to a maximum of $10,000 per director each calendar year, and $1,000 per meeting of a board committee, up to a maximum of $5,000 per committee per director each calendar year. The chairman of the board of directors is paid $40,000 annually for service to the board of directors. All directors are reimbursed for their expenses incurred in attending board meetings. During 2002, pursuant to the Automatic Option Grant Program in effect for the directors under our 1994 Equity Incentive Plan, each non-employee director also received a fully-vested option grant for 15,000 shares upon appointment to the board for directors and 20,000 shares upon appointment of the chairman of the board of directors, a fully-vested option grant for 5,000 shares annually after the commencement of his or her service as a director, and a fully-vested option grant for 10,000 shares annually after the commencement of his or her service as chairman of the board of directors. Each of these options has an exercise price equal to 100% of the fair market value on the grant date in 2002 and a term of ten years measured from the grant date, subject to early termination if the optionee ceases serving as a director.

PROPOSAL 2

APPROVAL OF THE CELL THERAPEUTICS, INC. 2003 EQUITY INCENTIVE PLAN

We are asking our shareholders to approve our 2003 Equity Incentive Plan so that we can use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the 2003 Equity Incentive Plan. Our board of directors has approved the 2003 Equity Incentive Plan, subject to approval from our shareholders at the Annual Meeting. The 2003 Equity Incentive Plan will be effectively approved at the Annual Meeting if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. If the shareholders approve the 2003 Equity Incentive Plan, it will replace our 1994 Equity Incentive Plan (the “1994 Plan”) which will be terminated, except with respect to outstanding awards previously granted thereunder. Our named executive officers and directors have an interest in this proposal.

A total of 1,150,000 shares of our common stock have initially been reserved for issuance under the 2003 Equity Incentive Plan plus any shares reserved, but not issued, under the 1994 Plan (but in no event more than an additional 345,000 shares). As of May 14, 2003, no awards have been granted under the 2003 Equity Incentive Plan.

We believe strongly that the approval of the 2003 Equity Incentive Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the 2003 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals.

Summary of the 2003 Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the 2003 Equity Incentive Plan (the “Plan”) and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, and (3) restricted stock (individually, an “Award”). The Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The Plan also is intended to further our growth and profitability.

Administration of the Plan

Our board of directors or a committee appointed by our board of directors (the “Committee”) administers the Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limit on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, directors, and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock (“Shares”) at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted Awards covering more than 500,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the date of grant.

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the Plan. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options; provided, however, that no participant may be granted Awards covering more than 500,000 Shares in any fiscal year of the Company.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Shares on the date of grant.

A stock appreciation right in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the Shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise over the fair market value of the Shares covered by the exercised portion of the stock appreciation right on the date of grant. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of Shares of restricted stock granted to any employee or consultant, but during any fiscal year of the Company, no participant may be granted Awards covering more than 500,000 Shares.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Non-Employee Director Stock Options

Under the Plan, our non-employee directors will receive annual, automatic, non-discretionary grants of nonqualified stock options.

Each new non-employee director will receive an option to purchase 15,000 shares as of the date he or she first becomes a non-employee director (20,000 upon appointment as Chairman of our Board). Each non-employee director also will receive on each anniversary of his or her election or appointment to the Board thereafter an option to purchase 10,000 shares (15,000 for the then current Chairman of our Board), provided that he or she remains an eligible non-employee director and has served as a director for the entire fiscal year.

The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. Each option granted to a non-employee director vests as to 100% of the option on the grant date.

Options granted to non-employee directors generally expire no later than 10 years after the date of grant. If a non-employee director terminates his or her service on the Board prior to an option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

Change of Control

In the event of a “change of control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the Shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s Award will immediately vest and become exercisable as to all of the Shares subject to such Award.

In the event of a “change of control” of the Company, any Company repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. In the event any such Company repurchase or reacquisition right is not assigned to the successor corporation, such Company repurchase or reacquisition right will lapse and the participant will be fully vested in such Shares of restricted stock. If the Company repurchase or reacquisition right is assigned to the successor corporation and the participant is terminated for reasons other than “misconduct” during the 12-month period following such change of control, then such participant’s restricted stock (or the property for which the restricted stock was converted upon the change of control) will immediately have any Company repurchase or reacquisition right lapse and the participant will be fully vested in such restricted stock (or the property for which the restricted stock was converted upon the change of control).

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply: cash flow, earnings per share, market share, profit after tax, profit before tax, return on capital, return on equity, return on sales, revenue and total shareholder return.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of Shares subject to options granted under the 1994 Equity Incentive Plan during the last fiscal year, and (b) the average per Share exercise price of such options.

Name	Number of Options (#)	Weighted Average Exercise Price ($)
James A. Bianco, M.D.	309,749	$7.17
Louis A. Bianco	88,025	7.58
Edward F. Kenney	128,558	7.69
Michael B. Mumford (resigned in April 2003)	74,859	8.30
Carolyn M. Paradise, M.D. (resigned in October 2002)	15,915	3.49
Jack W. Singer, M.D.	110,659	7.83
All current executive officers as a group (5 persons)	711,573	7.54
All directors (other than executive officers) as a group (7 persons)	60,000	9.74
All employees, including current officers who are not executive officers, as a group (280 persons)	1,004,242	5.71

Limited Transferability of Awards

Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order, and (b) by bona fide gift (1) to a member of the participant’s immediate family, (2) to a trust or other entity for the sole benefit of the member(s) of the participant’s and/or his or her immediate family, (3) to a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family, or (4) to certain tax-qualified charities.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock.

A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

The board generally may amend or terminate the Plan at any time and for any reason.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

We are seeking your approval of an amendment to our 1996 Employee Stock Purchase Plan, which we will refer to as the employee plan, to increase the number of shares of our common stock available for issuance under the employee plan by 150,000 shares, from 485,714 to 635,714 shares. The board of directors approved this amendment on May 7, 2003. The purposes of the employee plan are to encourage ownership of our common stock by our employees and to provide additional incentives to our employees to promote the success of our business. Under the employee plan, participants may purchase our stock at a discount (limited to 85% of the fair market value on the date of grant) through convenient payroll deductions. We believe the employee plan is an important component of our employee compensation package and approximately 50% of our employees participated in the employee plan during the most recent purchase period. We also believe that the employee plan assists us in attracting and retaining skilled personnel. The essential features of the employee plan are summarized below. The employee plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

Summary Of 1996 Employee Stock Purchase Plan

General.    The employee plan was originally adopted by the board of directors in March 1996 and approved by our shareholders in April 1996 and provides our employees with the opportunity to purchase shares of common stock through payroll deductions. The number of shares of common stock previously reserved for issuance under the employee plan was 485,714 shares. As of December 31, 2002, 315,606 shares of common stock had been sold under the employee plan, leaving 170,108 shares available for purchase.

Administration.    The employee plan shall be administered by a committee of the board of directors consisting of not less than two non-employee directors, which shall determine from time to time whether to grant options to purchase shares under the employee plan as of any date otherwise qualifying as an offering commencement date. The committee shall have authority in its discretion to interpret the employee plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the employee plan, and to make all other determinations necessary or advisable for the administration of the employee plan. Any determination of the committee shall be final and binding upon all persons having or claiming any interest under the employee plan or under any options to purchase shares granted pursuant to the employee plan.

Eligibility and Participation.    Employees who customarily work more than twenty hours per week and more than five months per calendar year may participate in the employee plan. Participation in the employee plan is voluntary. No participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of our stock. In addition, no participant is permitted to purchase stock with a value in excess of $25,000 (determined at the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year.

Offering Dates.    Shares of stock are offered for purchase on the first business day of each new offering period. New offering periods start on each January 1 and July 1.

Purchase Price.    The purchase price per share is 85% of the lower of (a) the fair market value per share on the commencement date of the applicable offering period, or (b) the fair market value of the stock on the last business day of the applicable offering period.

Payroll Deductions.    Employees may authorize payroll deductions in 1% multiples of base salary for each payroll period, up to a maximum of 10% of his or her base salary. An employee may discontinue his or her participation in the employee plan at any time.

Purchase of Stock.    By executing an enrollment form, an employee is entitled to purchase shares of our common stock on the last day of the offering period. The maximum number of shares that may be purchased during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the purchase price in effect for that offering termination date, subject to a maximum of 800 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.

Withdrawal.    Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to us.

Termination of Employment.    Termination of a participant’s employment for any reason, including death, retirement, voluntary severance or involuntary severance, cancels his or her option to purchase shares and participation in the employee plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the employee plan.

Changes in Capitalization.    The number of shares reserved under the employee plan, the limit on the number of shares which may be purchased during the accumulation period and the purchase price per share of common stock under the employee plan shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of our common stock resulting from a split-up or contraction of shares, in order to prevent the dilution or enlargement of benefits thereunder.

Change of Control.    In the event of a change of control (as defined in the employee plan), the board of directors shall, in its sole discretion, either (a) provide that shares granted under the employee plan shall be purchasable to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume our rights and obligations under the employee plan.

Dissolution or Liquidation.    In the event of our dissolution or liquidation, except pursuant to a transaction to which Section 424(a) of the Internal Revenue Code applies, each option to purchase shares of our common stock will terminate; however, the participant has the right to purchase shares prior to such dissolution or liquidation.

Amendment and Termination of the Employee Plan.    The board of directors may terminate or amend the employee plan at any time and from time to time. No termination of or amendment to the employee plan may materially and adversely affect the rights of a participant as of the date of such termination or amendment without the participant’s consent.

Federal Income Tax Consequences

The proposed amendment will have no effect upon the tax consequences to participants or us. The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The employee plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be capital gain, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Participation In The Employee Plan

The following table sets forth the number of shares purchased under the employee plan during 2002 by each of (i) the named executive officers; (ii) all current executive officers as a group; and (iii) all employees, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible for participation in the employee plan.

Name	Number of Shares Purchased Under the Employee Plan in 2002	Dollar Value	Payroll Deductions as of Fiscal Year End 2002
James A. Bianco, M.D.	—	$—	$—
Louis A. Bianco	—	—	—
Edward F. Kenney	1,600	8,319	7,071
Michael B. Mumford (resigned in April 2003)	—	—	—
Carolyn M. Paradise, M.D. (resigned in October 2002)	800	4,367	3,712
Jack W. Singer, M.D.	593	3,076	2,615
All current executive officers as a group (2 persons)	2,193	11,395	9,686
All employees, including current officers who are not executive officers, as a group (150 persons)	117,600	608,389	517,123

The proposed amendment to the employee plan will be effectively approved at the Annual Meeting if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for approval of the proposed amendment to the employee plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 1996 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The audit committee has approved the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003, and the board of directors has further directed that we submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In the event the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee feels that such a change would be in our and our shareholders’ best interests. The selection of Ernst & Young LLP will be effectively ratified at the Annual Meeting if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT AUDITORS.

Audit Committee Report

The audit committee reviews and monitors our financial reporting process on behalf of the board and reviews our system of internal controls and our investment policies. The audit committee acts only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements and the reporting process.

The Company’s audit committee is made up solely of independent directors, as defined in the rules of The NASDAQ Stock Market, Inc., and it operates under a written charter adopted by the board of directors. The composition of the audit committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter on an annual basis. The board of directors, with the recommendation of the audit committee, has adopted the amended and restated charter of the audit committee, a copy of which is included as Appendix B to this Proxy Statement. The amended and restated audit committee charter reflects the relevant provisions of the Sarbanes Oxley Act of 2002 and related NASDAQ rules. During the past year, the Sarbanes-Oxley Act added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility have been proposed by NASDAQ and will become applicable to the Company if and when they are finally adopted.

As more fully described in its charter, the purpose of the audit committee is to assist the board of directors in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. The audit committee meets each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings press releases. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act, the audit committee has ultimate authority and responsibility to select, compensate, evaluate, and, when appropriate, replace the Company’s independent auditors.

In accordance with existing audit committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by Ernst & Young LLP are subject to pre-approval by the audit committee. This includes audit services, audit-related services, tax services and other services. Pre-approval is provided by the full audit committee or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; the Company has not in recent years obtained any of these services from Ernst & Young LLP, and the Company is able to obtain such services from other service providers at competitive rates.

In addition, the audit committee recommends to the board the appointment of the independent auditors and reviews their proposed audit scope, approach and independence.

The audit committee members are not professional accountants or auditors and their duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the audit committee’s duty to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the audit committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

The audit committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP. Management has represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee also discussed with Ernst & Young LLP other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from, and discussed with, Ernst & Young LLP their annual written report on their independence from us and our management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2002 were compatible with the auditors’ independence.

Based on the audit committee’s discussion with management and the independent auditors and the audit committee’s review of the audited financial statements and the representations of management and the independent auditors, the audit committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jack L. Bowman

Max. E. Link, Ph.D.

Phillip M. Nudelman, Ph.D.

Fees Billed for Services by Ernst & Young LLP for Fiscal 2002

Audit Fees.    Audit fees billed to us for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q in 2002 totaled $191,700.

Audit Related Fees.    Audit related fees billed to us for audit related services in 2002 totaled $104,589.

Total Audit and Audit Related Fees billed to us for services rendered for the audit of our financial statements in 2002 was $296,289.

Financial Information Systems Design and Implementation Fees.    No fees were billed to us during 2002 for financial information systems design and implementation.

All Other Fees.    Fees billed to us for all other non-audit services rendered to us in 2002, including tax-related services, totaled $126,220.

In March 2003, the board of directors approved corporate governance guidelines outlining qualifications, responsibilities and other issues related to the governance role and functions of the board of directors. A copy of such guidelines is attached to this proxy statement as Appendix C.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing compensation plans as of December 31, 2002, including the 1994 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	5,714,295	(1)	$16.21	945,690	(2)	6,659,985
Plans Not Approved by Shareholders	702,790	(3)	$15.41	None		702,790

(1)	Consists of the 1994 Equity Incentive Plan.
(2)	Consists of 775,582 shares available for future issuance under the 1994 Equity Incentive Plan and 170,108 shares available for future issuance under the 1996 Employee Stock Purchase Plan.
(3)	Consists of warrants to purchase 350,000 shares and 103,665 restricted share rights issued in connection with a license agreement with PG-TXL Company, L.P., warrants to purchase 149,125 shares issued to placement agents in connection with private placements of our stock, and warrants to purchase 100,000 shares issued in connection with a research services agreement with The Hope Heart Institute.

License Agreement with PG-TXL Company, L.P.

In 1998, we issued warrants to purchase 350,000 shares of our common stock in connection with a license agreement with PG-TXL Company, L.P. These warrants expire in 2008 and have an exercise price of $20.00. We also issued 103,665 restricted share rights to non-employees for which ownership vests upon the achievement of future events.

Warrants Issued to Placement Agents

In 1999, we completed a $10 million private placement of 10,000 shares of Series D convertible preferred stock and warrants to acquire 1,523,810 shares of common stock. In connection with the offering, we issued warrants to purchase shares of common stock to a placement agent. These warrants expire in 2004, and have an exercise price of $2.38.

In 2000, we completed a $40 million private placement of 3,333,334 shares of common stock. In connection with the offering, we issued warrants to purchase shares of common stock to a placement agent and finder. These warrants expire in 2005, and have an exercise price of $13.20.

Research Services Agreement with The Hope Heart Institute

In 2002, we entered into an agreement with The Hope Heart Institute for research services. In connection with this agreement, we issued fully-vested warrants to purchase shares of common stock at an exercise price of $10.00. These warrants expire in 2007.

Executive Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age as of April 15, 2003	Position
James A. Bianco, M.D.	46	President, Chief Executive Officer
Louis A. Bianco	50	Executive Vice President, Finance and Administration
James Canfield	45	Executive Vice President, Chief Administrative Officer
Edward F. Kenney	58	Executive Vice President, Chief Operating Officer
Jack W. Singer, M.D.	60	Executive Vice President, Research Program Chairman

See proposal 1 for biographical information concerning Drs. Bianco and Singer.

Mr. Bianco is one of our founders and has been our executive vice president, finance and administration since February 1, 1992, and was a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a vice president at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Mr. Canfield has been our executive vice president, chief administrative officer since December 2001. From May 2001 to December 2001, Mr. Canfield served as our vice president, human resource development and administrative services. From September 1999 to May 2001, Mr. Canfield was a senior consultant at Cobus Group and from April 1996 to August 1999, served as the head of human resources at Sonus Pharmaceuticals, Inc. Additionally, he has held senior human resource positions at Northern Automotive Corporation and Lucky Stores. Mr. Canfield received his B.S. degree in human resources management from Kennedy Western University.

Mr. Kenney has been our executive vice president, chief operating officer since January 1999. From February 1997 to September 1998 he was vice president of marketing and sales at CellPro Incorporated. From 1987 to 1996 he served in various sales, marketing and business development positions at Cetus Corporation and Chiron Corporation, which merged in 1991. From 1991 to 1996, Mr. Kenney was a marketing manager in the cardiovascular therapy area at Boehringer Ingelheim, and from 1978 to 1986, he served in various sales, marketing and business development capacities at Bristol-Myers Corporation. Mr. Kenney received his M.S. degree in natural resources from Ohio State University.

Compensation of Executive Officers

The following table sets forth all compensation earned in the years ended December 31, 2002, 2001 and 2000 by our chief executive officer, our four other most highly compensated executive officers as of December 31, 2002, and one additional executive officer who would have been included in the four most highly compensated executive officers had she been employed with us at December 31, 2002, who we will collectively refer to as the named executive officers:

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Securities Underlying Options (#)
James A. Bianco, M.D.	2002	433,008	318,730	99,355	(2)	309,749	23,015	(3)
President and Chief	2001	433,008	222,013	137,307	(4)	250,000	49,304	(5)
Executive Officer	2000	433,125	293,101	66,394	(6)	300,000	49,461	(7)
Louis A. Bianco	2002	300,120	88,565	—		88,025	10,651	(8)
Executive Vice President,	2001	300,120	48,874	—		75,000	8,302	(9)
Finance and Administration	2000	300,120	60,000	—		60,000	10,621	(10)
Edward F. Kenney	2002	252,404	113,582	—		128,558	2,320	(11)
Executive Vice President,	2001	246,000	66,420	—		75,000	—
Chief Operating Officer	2000	225,000	100,000	—		100,000	—
Michael B. Mumford	2002	225,000	97,380	—		74,859	720	(12)
(resigned in April 2003; former	2001	75,865	20,655	—		90,000	—
Executive Vice President,	2000	—	—	—		—	—
Manufacturing Operations)
Carolyn M. Paradise, M.D.	2002	202,477	—	—		15,915	1,925	(13)
(resigned in October 2002;	2001	238,152	66,103	—		75,000	—
former Executive Vice President	2000	—	—	—		—	—
and Chief Medical Officer)
Jack W. Singer, M.D.	2002	260,016	109,424	—		110,659	15,024	(14)
Executive Vice President,	2001	260,016	70,204	—		75,000	11,460	(15)
Research Program Chairman	2000	260,016	70,000	—		70,000	10,984	(15)

(1)	Other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of the perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the applicable year.
(2)	Other annual compensation for Dr. Bianco represents perquisites, including $44,768 for travel and entertainment expenses reimbursed by the Company, $24,796 for reimbursement for Dr. Bianco’s spouse to accompany him on business use of our leased aircraft pursuant to Dr. Bianco’s employment agreement, and $25,283 in tax reimbursements.
(3)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $13,860 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of long-term disability insurance premiums of $9,155.
(4)	Other annual compensation for Dr. Bianco represents perquisites, including $51,685 in tax reimbursements.
(5)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $40,000 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of long-term disability insurance premiums of $9,304.
(6)	Other annual compensation for Dr. Bianco represents perquisites, including $38,772 in tax reimbursements and $19,416 in business travel reimbursements.
(7)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $40,000 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of long-term disability insurance premiums of $9,461.
(8)	All other compensation for Mr. Bianco includes the following: (i) reimbursement for long-term disability insurance premiums of $8,302, and (ii) a premium payment of $2,349 for life insurance.

(9)	All other compensation for Mr. Bianco includes reimbursement for long-term disability insurance premiums.
(10)	All other compensation for Mr. Bianco includes the following: (i) reimbursement for long-term disability insurance premiums of $8,443, and (ii) a premium payment of $2,178 for life insurance.
(11)	All other compensation for Mr. Kenney includes a premium payment for life insurance.
(12)	All other compensation for Mr. Mumford includes a premium payment for life insurance.
(13)	All other compensation for Dr. Paradise includes a premium payment for life insurance.
(14)	All other compensation for Dr. Singer includes the following: (i) reimbursement for long-term disability insurance premiums of $11,460, and (ii) a premium payment of $3,564 for life insurance.
(15)	All other compensation for Dr. Singer includes reimbursement for long-term disability insurance premiums.

The following table sets forth for each of the named executive officers the number of options granted during the year ended December 31, 2002 and the potential realizable value of such grants. No stock appreciation rights were granted to such individuals for the 2002 fiscal year.

Options Granted in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date (3)
Name					5% ($)	10% ($)
James A. Bianco, M.D.	190,000	10.5%	$9.50	12/03/12	$1,134,557	$2,875,191
James A. Bianco, M.D.	119,749	6.6	3.49	07/30/12	262,454	665,109
Louis A. Bianco	60,000	3.3	9.50	12/03/12	358,281	907,955
Louis A. Bianco	28,025	1.6	3.49	07/30/12	61,422	155,656
Edward F. Kenney	90,000	5.0	9.50	12/03/12	537,422	1,361,933
Edward F. Kenney	38,558	2.1	3.49	07/30/12	84,507	214,159
Michael B. Mumford (resigned in April 2003)	60,000	3.3	9.50	12/03/12	358,281	907,955
Michael B. Mumford	14,859	0.8	3.49	07/30/12	32,566	82,530
Carolyn M. Paradise, M.D. (resigned in October 2002).	15,915	0.9	3.49	07/30/12	34,881	88,395
Jack W. Singer, M.D.	80,000	4.4	9.50	12/03/12	477,708	1,210,607
Jack W. Singer, M.D.	30,659	1.7	3.49	07/30/12	67,195	170,286

(1)	Options granted under our 1994 Equity Incentive Plan typically have a ten-year term and have an exercise price equal to market value on the date of grant. Options with an expiration date of July 30, 2012 and December 3, 2012 vest over a two-year period and three-year period, respectively. All of the options granted and described in this table were granted under the 1994 Equity Incentive Plan.
(2)	During the fiscal year ended December 31, 2002, options to purchase an aggregate of 1,806,589 shares of our common stock were granted to employees.
(3)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated, or upon the optionee’s death.
(4)	Potential realizable value is based on the assumption that the common stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in this table will be achieved.

The following table sets forth for each of the named executive officers, the fiscal year-end number and value of unexercised options. None of the named executive officers held any stock appreciation rights at the end of the 2002 fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Bianco, M.D.	10,000	$84,540	678,958	576,415	$1,704,503	$453,250
Louis A. Bianco	4,166	35,219	219,147	158,025	664,998	106,075
Edward F. Kenney	—	—	226,667	211,891	505,495	145,942
Michael B. Mumford (resigned in April 2003)	—	—	30,000	134,859	—	56,241
Carolyn M. Paradise, M.D. (resigned in October 2002)	—	—	52,854	—	192,399	—
Jack W. Singer, M.D.	—	—	196,198	183,992	534,338	116,044

(1)	Calculated based on the fair market value of the purchased shares on the exercise date less the option exercise price paid for such shares.
(2)	Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2002 and the exercise price of the options.

Employment Agreements

Dr. Bianco, president and chief executive officer, entered into an employment agreement with us effective December 31, 2002. The agreement provides that, in the event that Dr. Bianco’s employment is involuntarily terminated, the severance benefits are equal to: eighteen months base salary, immediate vesting of all of Dr. Bianco’s stock options and restricted shares, and equity in his life insurance policy and accrued but unused vacation. The employment agreement restricts Dr. Bianco from competing with us for the term of the severance payment period following the termination of his employment with us. In addition, the severance payments are conditioned upon Dr. Bianco not competing with us and not soliciting our employees. The agreement also provides that, in the event of a change of control (as defined in the employment agreement), all of Dr. Bianco’s stock options and restricted shares will immediately become vested. It further provides that, if any payments are subject to the excise tax on parachute payments, we will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment.

Jack W. Singer, Louis A. Bianco, and Edward F. Kenney entered into severance agreements with us effective September 23, 1997, February 1, 1998, and January 22, 1999, respectively. The agreements provide that, in the event any of the foregoing named executive officers is terminated by us without cause or resigns for good reason, including a change in title in connection with a change in control in the cases of Dr. Singer and Mr. Bianco: (1) we will pay the base salary for one year from the severance date (2) we will pay accrued but unused vacation through the severance date, (3) we will continue to pay benefits for one year from the severance date, and (4) vesting of all stock options held by such named executive will accelerate and become immediately exercisable. Inventions and proprietary information agreements restrict Dr. Singer from competing with us for two years after the termination of his employment with us.

Compensation Committee Report on Executive Compensation

The compensation committee of the board of directors is composed of directors who are not our employees. The compensation committee is responsible for establishing and administering our executive compensation arrangements, including the compensation of the chief executive officer and our other executive officers and key employees, subject to ratification by the board. The compensation committee also administers the 1994 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan and makes all stock option grants under the 1994 Equity Incentive Plan to our executive officers.

General Compensation Policy

We operate in the extremely competitive and rapidly changing biotechnology industry. The compensation committee believes that the compensation programs for our executive officers should be designed to attract, retain and motivate talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of strategic corporate objectives and individual performance and teamwork. Within this overall philosophy, the compensation committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies with which we compete for executive talent.

•	Integrate each executive officer’s compensation package with annual and long-term corporate objectives and focus the officer’s attention on the attainment of those objectives.

•	Encourage the creation of shareholder value through the achievement of strategic corporate objectives.

•	Provide annual variable incentive awards that take into account our performance relative to corporate objectives and the individual executive officer’s contributions.

•	Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The compensation committee has developed a compensation policy that is designed to attract and retain qualified key executive officers critical to our success.

Accordingly, the compensation committee makes its decisions based upon the attainment of corporate-wide, team and individual performances. These performances are evaluated in terms of the achievement of strategic and business plan goals, including long-term goals tied to the expansion of our core technology and innovative product development, the discovery of new drug candidates and the development of our organizational infrastructure.

In establishing the compensation package of our executive officers, the compensation committee has adopted a “total pay” philosophy which includes three major components: (1) base salary set at levels that are commensurate with those of comparable positions at other pharmaceutical or biotechnology companies; (2) annual bonuses and stock option grants tied to the achievement of strategic corporate and team objectives and individual performance; and (3) long-term, stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our shareholders.

The compensation committee determines the compensation levels for the executive officers with the assistance of an independent consulting firm that furnishes the compensation committee with executive compensation data drawn from several nationally recognized surveys of companies within the biotechnology and pharmaceutical industries. On the basis of those surveys, the compensation committee has identified a peer group of companies with which we compete for executive talent and which have a total capitalization and head count similar to ours and are at approximately the same stage of commercialization, which we will refer to as the peer companies.

The positions of our chief executive officer and the other executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, and total cash compensation. In addition, the practices of the peer companies concerning stock option grants were also reviewed and compared.

Base Salary.    The base salary for each executive officer is set at a level considered appropriate for comparable positions at the peer companies. The compensation committee’s policy is to target base salary levels between the market average and 75th percentile levels of base salary in effect for comparable positions at the peer companies. Executive officers who attain the core competencies required of their positions are paid within these ranges. The compensation committee makes its base salary determinations in accordance with the range in effect for comparable positions at the peer companies, competitive market forces and the evaluation of performance and core competency provided for each executive officer by the chief executive officer.

Variable Incentive Awards.    To reinforce the attainment of our goals, the compensation committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive payment for each executive officer is determined on the basis of the achievement of the corporate objectives established for the fiscal year and the Committee’s evaluation of the officer’s performance both on an individual and team basis. For the 2002 fiscal year, the corporate performance objectives were tied to the following measures of success: (1) advance the acquisition of complementary commercial or late stage development products; (2) advance the process of attracting potential pharmaceutical alliances for XYOTAX; and (3) maintain a strong balance sheet. The combination of base salary and variable incentive awards is currently capped not to exceed the 75th percentile for total cash compensation for comparable positions at the peer companies.

Long-Term, Equity-Based Incentive Awards.    The goal of our long-term equity-based incentive awards is to align the interests of executive officers with the shareholders and to provide each executive officer with a significant incentive to perform his management duties from the perspective of an owner with an equity stake in the business. Such incentive is provided through stock option grants made under the 1994 equity incentive plan. The size of the option grant to each executive officer is set at a level which the compensation committee feels is appropriate to create a meaningful opportunity for stock ownership based upon the executive officer’s current position with us, internal comparability with stock option grants made to our other executives, the executive officer’s current level of performance and his potential for future responsibility and promotion over the option term. The compensation committee also takes into account comparable equity incentives provided to individuals in similar positions in the biotechnology and pharmaceutical industries, as reflected in external surveys, and the number of unvested options held by the executive officer at the time of the new grant. The compensation committee has established certain general guidelines by which it seeks to target a fixed number of unvested option shares for each executive officer based upon his current position with us and his potential for in-house growth (i.e., future responsibilities and possible promotions over the option term). However, the compensation committee does not strictly adhere to these guidelines in making stock option grants, and the relative weight that is given to the various factors varies from individual to individual, as the circumstances warrant.

During fiscal 2002, the compensation committee awarded the executive officers named in this proxy statement, new stock options for an aggregate of 727,765 shares of common stock. Each grant allows the officer to acquire the shares underlying the stock option at a fixed price per share (the market price on the grant date) over a ten-year period of time. Specifically, the options vest in periodic installments over two-year and three-year periods, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return only if the officer remains with us and then only if the market price appreciates over the option term.

Compensation of the Chief Executive Officer

The base salary of our chief executive officer, James A. Bianco, M.D., is reviewed annually by the compensation committee and was $433,008 for the 2002 fiscal year, which equates to a 0% increase over fiscal year 2001. Such salary level was established on the basis of the base salary levels in effect for chief executive officers at the other biotechnology and pharmaceutical companies comprising the peer companies. This salary level for Dr. Bianco brings him to 8% above the average of the salary levels in effect for the chief executive officers of the peer companies. Dr. Bianco received $318,730 in bonuses during 2002 consisting of $297,913 that was granted by the compensation committee and $20,817 in vacation payout. This amount is 74% of base pay, and is above peer data suggesting that short-term incentive target grants are approximately 50% of base pay. Dr. Bianco’s total cash compensation, consisting of his base salary and variable incentive awards, is equivalent to the 75th percentile level in effect for the chief executive officers of the peer companies.

Dr. Bianco was also awarded stock options for 190,000 and 119,749 shares of common stock at an exercise price of $9.50 and $3.49, respectively, per share. The grants reflected the compensation committee’s continuing policy to maintain Dr. Bianco’s option holdings at a level consistent with that for other chief executive officers of comparable commercial companies in the pharmaceutical industry and to subject a portion of his overall compensation each year to the market performance of our common stock. Accordingly, the stock option grants will be of little or no value to Dr. Bianco unless there is appreciation in the value of our common stock over the option term.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, we will not be allowed a federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year. This limitation will apply to all compensation that is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Our 1994 Equity Incentive Plan has been structured so any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The cash compensation paid to our executive officers during fiscal 2002 did not exceed the one (1) million dollar limit per officer.

COMPENSATION COMMITTEE

Jack L. Bowman

John M. Fluke, Jr.

Mary O. Mundinger, DrPH

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the compensation committee consisted of Messrs. Bowman and Fluke and Drs. Jaeger and Mundinger. Dr. Jaeger resigned from the board effective September 1, 2002 and was replaced by Mr. Fluke who was elected to the committee on November 25, 2002. None of these individuals was at any time during the last completed fiscal year, or at any other time, one of our officers or employees.

Stock Performance Graph

	3/31/98	6/30/98	9/30/98	12/31/98
Cell Therapeutics, Inc.	$24.26	$15.81	$12.50	$17.65
Nasdaq Stock Index (U.S.)	$117.04	$120.26	$108.51	$141.00
Nasdaq Pharmaceutical Index	$109.81	$101.27	$95.62	$126.94

	3/31/99	6/30/99	9/30/99	12/31/99
Cell Therapeutics, Inc.	$20.59	$14.52	$13.24	$41.18
Nasdaq Stock Index (U.S.)	$158.13	$172.94	$177.24	$261.98
Nasdaq Pharmaceutical Index	$139.19	$142.08	$163.39	$239.34

	3/31/00	6/30/00	9/30/00	12/31/00
Cell Therapeutics, Inc.	$137.87	$180.15	$392.28	$265.07
Nasdaq Stock Index (U.S.)	$294.11	$255.73	$235.32	$157.57
Nasdaq Pharmaceutical Index	$293.61	$326.27	$358.26	$298.55

	3/31/01	6/30/01	9/30/01	12/31/01
Cell Therapeutics, Inc.	$105.53	$162.59	$141.47	$142.00
Nasdaq Stock Index (U.S.)	$117.63	$138.64	$96.18	$125.04
Nasdaq Pharmaceutical Index	$221.08	$274.64	$221.41	$254.43

	3/31/02	6/30/02	9/30/02	12/31/02
Cell Therapeutics, Inc.	$146.06	$32.06	$25.88	$42.76
Nasdaq Stock Index (U.S.)	$118.65	$94.58	$75.89	$86.57
Nasdaq Pharmaceutical Index	$227.49	$161.31	$148.67	$164.31

The stock performance graph depicts the cumulative total return on our common stock compared to the current total return for the Nasdaq Stock Index (U.S.) and the Nasdaq Pharmaceutical Index. The graph assumes an investment of $100 on December 31, 1997. Reinvestment of dividends, if any, is assumed in all cases.

Certain Relationships and Related Transactions

On December 16, 1998, in lieu of a cash bonus, we extended a $100,000 loan at 4.97% annual interest to Dr. Bianco. During 2002, Dr. Bianco repaid the outstanding principal balance and accumulated interest on this loan. On April 8, 2002, we extended a second loan of $3.5 million to Dr. Bianco which bears interest at the six-month LIBOR rate plus 2.25%, adjusted semi-annually (3.52% at April 8, 2003), and is due on April 8, 2004. This loan is a full-recourse loan and is secured by a mortgage on certain property owned by Dr. Bianco, as well as 255,381 shares of our common stock owned by Dr. Bianco. During 2002, Dr. Bianco paid accumulated interest on his $3.5 million loan. In accordance with the Sarbanes-Oxley Act, the Company will not materially modify or renew this outstanding loan. The largest combined balance of these two loans during 2002 was $3,701,021.

On December 16, 1998, in lieu of cash bonuses, we extended loans at 4.97% annual interest to the following executive officers: Dr. Singer, $75,000 and Mr. Bianco, $50,000. The largest outstanding balance on the loans during 2002 was $91,047 and $60,698, respectively, and was repaid to us with accumulated interest during 2002. In accordance with the Sarbanes-Oxley Act, the Company will not provide any new loans to its executive officers which are prohibited thereunder.

In November 2002, we entered into a Sponsored Research Agreement with The Hope Heart Institute, a non-profit corporation, to perform research specified by us and reviewed by a joint research committee comprised of individuals from our company and from The Hope Heart Institute. The Agreement has a term of two years and in addition to monthly payments, we granted a fully vested warrant to The Hope Heart Institute to purchase 100,000 shares of our common stock at a purchase price of $10.00 per share. Phillip M. Nudelman, Ph.D., is a member of our board of directors and our audit committee, and President, Chief Executive Officer and a member of the board of directors of The Hope Heart Institute. Jack W. Singer, M.D., is a member of our board of directors and our Executive Vice President, Research Program Chairman, and is a member of the Scientific Advisory Board of The Hope Heart Institute.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other of our equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on review of this information, or written representations from reporting persons that no other reports were required, we believe that, during the 2002 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with Section 16(a), except (i) in December 2002, Form 4s for James A. Bianco, Louis A. Bianco, James Canfield, Edward F. Kenney, Michael B. Mumford and Jack W. Singer, all of which related to reporting the acquisition of options to purchase shares of common stock, were inadvertently filed 13 days late; and (ii) in August 2002, a Form 4 for Carolyn M. Paradise to report the purchase of shares was inadvertently filed eight months late and in December 2002, a Form 4 for Carolyn M. Paradise to report the sale of shares was inadvertently filed three months late due to an oversight error. Dr. Paradise resigned in October 2002.

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for action at the Annual Meeting. We have not received any advance notice of business to be brought before the Annual Meeting by any shareholder. If other business requiring a vote of the shareholders should come before the Annual Meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

Other Information

Our Annual Report to Shareholders for the year ended December 31, 2002 is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not considered proxy soliciting material nor is it incorporated into this Proxy Statement.

Shareholder Proposals

A shareholder who intends to nominate a candidate for election to the board of directors or to present a proposal of business at the 2004 Annual Meeting and desires that information regarding the proposal be included in the 2004 proxy statement and proxy materials must ensure that such information is received in writing by our secretary at our principal executive offices not later than January 14, 2004. In addition, our bylaws provide that a proposal for action to be presented by any shareholder at an annual meeting, including the nomination of a candidate for election to the board of directors, will be considered out of order and will not be acted upon unless the proposal is received in writing by our secretary at our principal executive offices at least 90 days before the first anniversary of the previous year’s Annual Meeting. The notice must also provide certain other information as described in the bylaws. Copies of the bylaws are available to shareholders free of charge upon request to our secretary.

By Order of the Board of Directors

Michael J. Kennedy

Secretary

Seattle, Washington

May 14, 2003

APPENDIX A

CELL THERAPEUTICS, INC.

2003 EQUITY INCENTIVE PLAN

i

ii

		Page
9.5	Limitations on Awards	13
9.6	Indemnification	13
9.7	Successors	13
9.8	Beneficiary Designations	13
9.9	Limited Transferability of Awards	13
9.10	No Rights as Stockholder	13

SECTION 10	AMENDMENT, TERMINATION, AND DURATION	13
10.1	Amendment, Suspension, or Termination	13
10.2	Duration of the Plan	14

SECTION 11	TAX WITHHOLDING	14
11.1	Withholding Requirements	14
11.2	Withholding Arrangements	14

SECTION 12	LEGAL CONSTRUCTION	14
12.1	Gender and Number	14
12.2	Severability	14
12.3	Requirements of Law	14
12.4	Securities Law Compliance	14
12.5	Governing Law	14
12.6	Captions	14

iii

CELL THERAPEUTICS, INC.

2003 EQUITY INCENTIVE PLAN

CELL THERAPEUTICS, INC., hereby establishes the Cell Therapeutics, Inc. 2003 Equity Incentive Plan, effective as of                                              , 2003.

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs and Restricted Stock.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4    “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs or Restricted Stock.

2.6    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8    “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.9    “Change in Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.10    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11    “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.12    “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.13    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.14    “Director” means any individual who is a member of the Board of Directors of the Company.

2.15    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.16    “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.17    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.18    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.19    “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.20    “Fiscal Year” means the fiscal year of the Company.

2.21    “Freestanding SAR” means a SAR that is granted independently of any Option.

2.22    “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.23    “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.24    “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.25    “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.26    “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.27    “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.28    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.29    “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.30    “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.31    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.32    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.33    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.34    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.35    “Plan” means the Cell Therapeutics, Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.37    “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.38    “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.39    “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.40    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.41    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.42    “Shares” means the shares of common stock of the Company.

2.43    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.44    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45    “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.46    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.47    “Total Shareholder Return”    means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed (a) 1,150,000 Shares, plus (b) any Shares which have been reserved but not granted under the Company’s 1994 Equity Incentive Plan as of the date of stockholder approval of the Plan; provided, however, that no more than 345,000 Shares shall be added to the Plan pursuant to subsection (b) above. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 8.1 and 9.5. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares subject to each Option.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a)    The date for termination of the Option set forth in the written Award Agreement, or

(b)    If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c)    The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 9.5.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

NONEMPLOYEE DIRECTOR OPTIONS

The provisions of this Section 8 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 8.2.6, to Options granted to Nonemployee Directors).

8.1    Granting of Options.

8.1.1    Initial Grants.    Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, a fully vested Option to purchase 15,000 Shares (with such grant increased to 20,000 Shares for the then current Chairman of the Board), or such lesser amount of Shares as is allowed pursuant to Section 9.5.

8.1.2    Ongoing Grants.    On each annual anniversary of each Non-Employee Director’s immediately preceding election or appointment to the Board, such Non-Employee Director shall automatically be granted a fully vested Option to purchase 10,000 Shares (with such grant increased to 15,000 Shares for the then current Chairman of the Board), or such lesser amount of Shares as is allowed pursuant to Section 9.5, provided that such Non-Employee Director is still a member of the Board.

8.2    Terms of Options.

8.2.1    Option Agreement.    Each Option granted pursuant to this Section 8 shall be evidenced by a written Award Agreement between the Participant and the Company.

8.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

8.2.3    Expiration of Options.    Each Option granted pursuant to this Section 8 shall terminate upon the first to occur of the following events:

(a)    The expiration of ten (10) years from the Grant Date; or

(b)    The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than the Participant’s death or Disability; or

(c)    The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability.

8.2.4    Death of Participant.    Notwithstanding the provisions of Section 8.2.3, if a Participant dies prior to the expiration of his or her Options in accordance with Section 8.2.3, then his or her Options shall terminate one (1) year after the date of his or her death.

8.2.5    Not Incentive Stock Options.    Options granted pursuant to this Section 8 shall not be designated as Incentive Stock Options.

8.2.6    Other Terms.    All provisions of the Plan not inconsistent with this Section 8 shall apply to Options granted to Nonemployee Directors pursuant to this Section 8.

8.2.7    Substitute Options.    Notwithstanding the provisions of Section 8.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

8.3    Elections by Nonemployee Directors.    Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Restricted Stock or Options. The number of Shares of Restricted Stock received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 8.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    If the Committee determines that Options and SARs will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

(a)    in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b)    For the purposes of this Section 9.1, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c)    With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    If the Committee determines that any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation, then

(a)    in the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock immediately prior to the Change in Control.

(b)    If the Company repurchase or reacquisition right with respect to a Share of Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately have any Company repurchase or reacquisition right lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    No Participant may be granted Awards in any one fiscal year that, in the aggregate, cover more than 500,000 Shares.

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Stockholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

Notwithstanding the foregoing, the Board may not, without stockholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price.

10.2    Duration of the Plan.    The Plan shall be effective as of             , 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after             , 2013.

SECTION 11

TAX WITHHOLDING

11.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

CELL THERAPEUTICS, INC.

Dated: , 2003	By:

Title:

APPENDIX B

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CELL THERAPEUTICS, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Corporation”) shall be to:

•	Oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence. (iv) the performance of the Corporation’s internal audit function and independent auditors, and (v) the Corporation’s internal accounting and financial controls;

•	Prepare any report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Corporation’s annual proxy statement;

•	Provide the Corporation’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board on the recommendation of the Nominating and Governance Committee. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member of the Audit Committee shall meet the independence and experience requirements of the Securities Exchange Act of 1934, as amended, including, without limitation, Section 10A(m) of the Exchange Act and all rules and regulations promulgated by the SEC, the listing standards of the NASDAQ National Market and any other applicable laws, rules or regulations, including any rules promulgated pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”); provided however, that non-independent directors may serve on the Audit Committee to the extent permitted by the Act, rules of NASADQ and rules of the SEC.

•	Each member of the Audit Committee shall be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Corporation’s system of internal controls, including meeting periodically with the Corporation’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Having sole authority to appoint, compensate and oversee the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and all permissible non-audit services provided to the Corporation by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Corporation’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Corporation which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Corporation’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Corporation’s independent auditors to review before filing with the SEC the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Corporation’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Corporation’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Corporation’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation’s financial statements;

•	Providing oversight and review at least annually of the Corporation’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Corporation’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Corporation;

•	As deemed necessary to carry out its duties, obtaining advice and assistance from outside legal, accounting or other advisors. The Corporation shall provide for appropriate funding as determined by the Audit Committee for payment of compensation (i) to the public accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report; and (ii) to any advisors employed by the Audit Committee hereunder;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year, or more frequently as circumstances dictate. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board or any committee thereof granted the authority to determine compensation of the members of the Audit Committee. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Corporation except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures. It is recognized that members of the Audit Committee are not in engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting, including auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits to determine that the Corporation’s financial statements fairly present he Corporation’s financial position and results of operations and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals, experts (such as independent auditors) from which it receives information, (ii) the accuracy of the financial or other information provided to the Audit Committee by such persons, professionals or experts, absent actual knowledge to the contrary, and (iii) representations made my management of the independent auditors as to non-audit services provided by the independent auditors to the Corporation.

APPENDIX C

CORPORATE GOVERNANCE GUIDELINES

OF

CELL THERAPEUTICS, INC.

March 2003

OVERVIEW—THE ROLE OF THE BOARD OF DIRECTORS:

One of the duties of the Board of Directors of Cell Therapeutics, Inc. (the “Company”) is to oversee the chief executive officer and other senior management in the competent and ethical operation of the corporation. The Board of Directors wishes to set standards to ensure that the Company is committed to business success through the maintenance of the highest standards of responsibility and ethics.

Directors bring to the Company a wide range of experience, knowledge and judgment. These varied skills mean that good governance depends on more than a “check the box” approach to standards or procedures. The Company’s governance structure is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

Effective directors maintain an attitude of constructive skepticism and review of the Company’s operations. Our directors know that their job requires them to ask probing questions of management and to take the action designed to get accurate and honest answers. Our directors also rely on the advice, reports and opinions of management, counsel and our other expert advisers. In doing so the board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

Finally our board prides itself on keeping up to date on best governance practices. We, working together with management and our advisers, look to the knowledge and information of others in the governance debate for additional information on how to manage our affairs. We particularly note the efforts by the various exchanges as well as the Securities and Exchange Commission and the Business Roundtable to promote better governance. We established a Nominating and Governance Committee in July 2002 composed entirely of independent directors and a strong majority of our board today is comprised of independent directors. We intend to continually monitor the way we govern ourselves, including reviewing whether there are alternatives or new ideas which would strengthen our governance structure. We have set forth below some of the governance principles that we have adopted as of March 2003.

DIRECTOR QUALIFICATIONS:

The board shall have a majority of directors who meet the criteria for independence established by the Nasdaq Stock Market. Directors will be nominated by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. The Nominating and Governance Committee is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics required of board members as well as the composition of the board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, skills and experience in such areas as operations, finance, marketing and sales and the general needs of the board. The board, the Nominating and Governance Committee or the Chairman of the Board should extend the actual invitation to join the board.

The board currently is authorized to have, and is currently comprised of, nine directors. The board reviews from time to time the appropriateness of its size. The board will consider expanding its size to accommodate outstanding candidates, while keeping in mind the need for an efficient working Board of Directors appropriate for the size of the Company.

The board, through the Nominating and Governance Committee, will have the opportunity to review the appropriateness of continued services of directors who change their position or responsibility from the position and responsibility of those directors when elected to the board.

Each board member should ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as director. Directors are encouraged to limit the number of other boards (excluding non-profit organizations) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. In any event, no director who serves on the Audit Committee shall serve on the audit committee of more than two additional public company boards without prior consultation with the Chair of the Nominating and Governance Committee. Directors should advise the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of any other public company.

The board believes that term limits are, on balance, not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they would also have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company. The Nominating and Governance Committee will review the appropriateness of each board member’s continued service periodically.

DIRECTOR RESPONSIBILITIES:

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should be able to rely on the honesty and integrity of the Company’s senior management and legal, accounting, financial and other advisors. The directors should have the benefit of directors’ and officers’ insurance, paid by the company, to indemnification to the fullest extent allowed under the Company’s charter and Washington law, and to exculpation as provided by Washington law and the Company’s charter, bylaws and contractual arrangements.

Board members are expected to prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Information and data that is important to the board’s understanding of the business to be conducted at a board or committee meeting should generally be distributed in writing to the directors prior to the meeting, so that board meeting time may be conserved and discussion time focused on questions that the board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

The Chairman of the Board is responsible for and shall control the agenda for each board meeting and shall, to the extent practicable, distribute it in advance to the board. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company’s long-term strategic plans during at least one board meeting each year.

The board’s policy is to have a separate meeting time or “executive session” for the independent directors whenever called for by a majority of the independent directors or at least once annually. Attendance at executive sessions shall be limited to directors who meet the criteria for independence established by the Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission, and need not be formally called meetings.

The board believes that it is critical that the Company speak with one voice, and that, absent special circumstances, management speak for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but board members should do this with the knowledge and consent of the entire Board or as requested by the chief executive officer or management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

BOARD COMMITTEES:

A Nominating and Governance Committee, Audit Committee and Compensation Committee of the board shall exist at all times. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market (or any other exchange upon which the Company’s stock becomes listed). The members of the Nominating and Governance Committee and Compensation Committee will meet the criteria for independence established by the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees.

Committee members will be appointed by the board upon recommendation by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

Each committee will have its own charter. The charter will set forth the purposes, policies and responsibilities of the committees in addition to the qualifications for committee membership, organization and functioning and how the committee will communicate with the board.

The Chair of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determine the frequency and length of committee meetings and develop the committee’s agenda.

The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

The board may, from time to time, establish or maintain additional committees, as it deems appropriate.

DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES:

The board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company, and will, to the extent not inappropriate, copy the CEO or any written communications between a director and an officer or employee of the Company.

The board welcomes the attendance of senior officers at each board meeting. The board also encourages management to schedule managers to present at board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have potential that senior management believes should be given exposure to the board.

DIRECTOR COMPENSATION:

The form and amount of director compensation will be determined by the Nominating and Governance Committee. The Nominating and Governance Committee will conduct an annual review of director compensation. The Nominating and Governance Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director, or members of their immediate family, is affiliated.

CEO EVALUATION:

The Compensation Committee will conduct an annual review of the CEO’s performance, in accordance with the charter and principles of that committee. The board will review the committee’s report to ensure that the current CEO is providing the best leadership for the Company, from a short, intermediate and long-term perspective.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION:

The Company will have an orientation program for new directors. The orientation should include an introduction to the Company’s senior management, the Company’s business strategies and financial processes, visits to its corporate headquarters and to the extent practicable its significant facilities. Incumbent directors are also invited to attend the orientation program.

All directors will comply with the continuing education requirements mandated by the Nasdaq Stock Market or such other exchange upon which the Company’s common stock may be listed.

Adopted March 10, 2003

Cell Therapeutics, Inc.

1996 Employee Stock Purchase Plan

as amended

1.     Purpose. The Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of Cell Therapeutics, Inc., a Washington corporation (the “Company”), and certain affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.     Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

(a)     “Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

(b)     “Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

(c)     “Board” means the Board of Directors for the Company.

(d)     “Change in Control” means any of the following:

(i)     the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(ii)     a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii)     the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

(e)     “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(f)     “Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be “disinterested” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

(g)     “Eligible Employee” means a person who is employed by any Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(h)     “Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

(i)     “Fair Market Value” means, as of any given date, the last reported sales price of the Stock as reported in the Wall Street Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(j)     “Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

(k)     “Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4.

(l)     “Offering Termination Date” means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(m)     “Option” means an option to purchase shares of Stock granted under the Plan.

(n)     “Optionee” means an Eligible Employee to whom an Option is granted.

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(o)     “Option Shares” means shares of Stock purchasable under an Option.

(p)     “Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

(q)     “Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(r)     “Stock” means the common stock, without par value, of the Company.

(s)     “Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3.     Term of Plan. The Plan shall become effective upon (a) the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption and (b) the effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Stock subject to the Plan. No Option shall be granted under the Plan on or after the tenth anniversary of such approval but Options theretofore granted may extend beyond that date.

4.     Administration. The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

5.     Amendment and Termination. The Board may terminate or amend the Plan at anytime and from time to time. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent.

6.     Shares of Stock Subject to the Plan. No more than an aggregate of 635,714 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection

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therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.     Eligibility. Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and provided, further, he or she meets all of the following requirements:

(a)     Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b)     Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

8.     Offering Commencement Date. Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9.     Terms and Conditions of Options.

9.1	General. An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2	Purchase Price. The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

9.3	Restrictions on Transfer. Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. The Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of those shares. The Company shall have the right to place a legend on all stock certificates

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instructing the transfer agent to notify the Company of any transfer of the shares.

9.4	Expiration. Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5	Termination of Employment of Optionees. If an Optionee ceases for any reason to be an Eligible Employee, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or the disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of ninety (90) days or the period during which the Optionee’s reemployment rights are guaranteed by statute or contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first (91st) day of such leave of absence.

9.6	Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Optionee’s accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7	Payroll Deductions. An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Stock Plan Administrator at least one (1) business day prior to the beginning of such Offering Period the Stock Purchase Agreement and the

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Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum of ten percent (10%), of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Option Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Stock Plan Administrator a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason.

9.8	Exercise of Options/Excess Payroll Deductions.

(a)	On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for the Optionee for that Offering Termination Date. However, the maximum number of shares of Stock purchasable by any one Optionee on any Offering Termination Date shall not exceed eight hundred (800) shares, subject to periodic adjustments in the event of certain changes in the Company’s recapitalization. Any payroll deductions not applied to the purchase of Stock by reason of the limitation on the maximum number of shares purchasable by each Optionee during the Offering Termination Date shall be promptly refunded.

(b)	If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual shall be promptly refunded.

(c)	If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase

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price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9	Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate. Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

9.10	Return of Accumulated Payroll Deduction. In the event that the Optionee of his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as

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practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10.     No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

11.     Tax Withholding. If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12.     Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

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Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

June 20, 2003

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoints James A. Bianco, M.D. and Max E. Link, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf, of the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 20, 2003, or at any adjournment or postponement thereof. The shareholder(s) directs that this proxy be voted as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2, 3 and 4.

Please sign exactly as your name(s) appears on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

The board of directors recommends a vote FOR the proposals regarding:

(1)	ELECTION OF DIRECTORS: Class III: 01) Dr. Mary O. Mundinger 02), Dr. Jack W. Singer and 03) Mr. Martin P. Sutter; Class I: 04) Mr. John M. Fluke, Jr.

For	Withhold	For All
All	All	Except:
☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

Vote on Proposals

(2)	Approval of the Cell Therapeutics, Inc. 2003 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 150,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

SIGNATURE (PLEASE SIGN WITHIN BOX)                                             DATE

SIGNATURE (JOINT OWNERS)                                                                   DATE